U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) March 30, 2004

SAN Holdings, Inc.
Exact Name of Registrant as Specified in its Charter

Colorado	84-0907969
(State of incorporation)	(I.R.S. Employer Identification No.)

Commission File Number 0-16423

900 West Castleton Road, Suite 210, Castle Rock, CO 80109
Address of Principal Executive Office, Including Zip Code

(303) 660-3933
Registrant’s Telephone Number, Including Area Code

Item 7. Financial Statements and Exhibits

        (c) Exhibits. The exhibits listed below are filed with this report.

99.1	Press Release dated March 30, 2004.

Item 12. Results of Operations and Financial Condition.

On March 30, 2004 SAN Holdings, Inc.  issued a press release containing information about the periods ended December 31, 2003. The press release is furnished as Exhibit 99.1 and incorporated by reference in this Current Report on Form 8-K.

Note: Information in this report, including the exhibit, furnished pursuant to Item 12 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is disclosed pursuant to Item 12.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 2, 2004	SAN HOLDINGS, INC. By: /s/ John Jenkins John Jenkins CEO